Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q/A of Rumble Inc. (the “Company”) for the period ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christopher Pavlovski, Chief Executive Officer and Chairman of the Board of Directors of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2022	/s/ Christopher Pavlovski
Christopher Pavlovski
Chief Executive Officer and Chairman